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                                                                  EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-3 (File Nos. 33-41571, 33-56518, and 33-49805) of Rochester Gas and Electric Corporation of our report dated January 14, 1994, appearing in Item 8A of the Rochester Gas and Electric Corporation Annual Report on Form 10-K for the year ended December 31, 1993.



PRICE WATERHOUSE

Rochester, New York
February 14, 1994